EXHIBIT 10.3

THIRD FORBEARANCE AGREEMENT

THIS THIRD FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of October 16, 2009, among Vitesse Semiconductor Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below), and Whitebox VSC Ltd., a British Virgin Islands business company (the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement dated as of August 23, 2007, by and among the lenders from time to time signatory thereto (collectively the “Lenders” and individually each a “Lender”), the Borrower, and the Agent, as one of the Lenders and as agent for the Lenders.

RECITALS

WHEREAS, the Borrower and U.S. Bank National Association (the “Trustee”) are parties to that certain Indenture, dated as of September 22, 2004 (the “Indenture”), which governs the Borrower’s 1.50% Convertible Subordinated Debentures due 2024 (the “Notes”).

WHEREAS, pursuant to the Indenture, the Borrower has issued Notes in principal amount of $96,700,000 and certain holders of Notes (the “Forbearing Holders”) exercised their rights pursuant to Section 11.1 of the Indenture and required the Borrower to repurchase their Notes (the “Forbearing Notes”) on October 1, 2009 (the “Put Repurchase Date”).

WHEREAS, a default has occurred and is continuing under Section 4.1(d) of the Indenture as a result of the Borrower’s failure to mail a Repurchase Event Notice (as defined in the Indenture) pursuant to Section 11.3 of the Indenture and a Repurchase Event Purchase Notice (as defined in the Indenture) pursuant to Section 11.4 of the Indenture or to file a Schedule TO pursuant to Section 11.7 of the Indenture (the “Notes Existing Defaults”).

WHEREAS, the Forbearing Holders assert (and the Borrower disputes) that an event of default has occurred and is continuing under Section 4.1(c) of the Indenture because of the Borrower’s failure to repurchase the Forbearing Notes from the Forbearing Holders on the Put Repurchase Date at a purchase price equal to 113.76% of the principal amount of such Forbearing Notes (the “Notes Put Repurchase Default” and together with the Notes Existing Defaults, the “Notes Specified Defaults”).

WHEREAS, the Borrower and the Forbearing Holders have entered into a Forbearance Agreement dated as of October 16, 2009 in substantially the form previously provided by the Borrower to the Agent (the “Indenture Forbearance Agreement”) pursuant to which the Forbearing Holders have agreed to forbear from exercising their rights and remedies with respect to the Notes Specified Defaults for a certain limited period, under the terms and conditions specified therein.

WHEREAS, the Notes Put Repurchase Default may result in an Event of Default under Section 7.1(i) of the Loan Agreement and may also result in an Event of Default under Sections 7.1(d) and (e) of the Loan Agreement (the “Loan Specified Defaults”) (it being expressly understood that the Borrower makes no admissions hereunder to any Event of Default under the Loan Agreement).

WHEREAS, the Borrower has requested that the Lenders agree to forbear, and the Lenders have agreed to forbear, from exercising their rights and remedies with respect to any Loan Specified Defaults during the Forbearance Period (as defined below) should any Loan Specified Default be determined to have actually occurred, on the terms and conditions and in consideration for the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1                        Acknowledgement and Reaffirmation.  The Borrower hereby acknowledges and agrees that:

(a)                                  (i) the Borrower is indebted and liable to the Lenders in the aggregate principal amount of $30,000,000 in respect of the Term Loans, plus interest, fees, expenses (including but not limited to attorneys’, advisors’ and consultants’ fees that are reimbursable under the Loan Agreement), charges and all other obligations incurred in connection therewith as provided in the Loan Agreement, and (ii) such amounts outstanding under the Loan Agreement constitute valid and subsisting obligations of the Borrower to the Agent and the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Borrower and the undersigned Guarantors (collectively, the “Loan Parties”) hereby (i) acknowledge and affirm their obligations under the respective Loan Documents to which they are party, (ii) acknowledge and affirm the liens created and granted by the Loan Parties in the Loan Documents and (iii) agree that this Agreement shall in no manner adversely affect or impair such obligations and/or liens; and

(b)                                 the Lenders do not waive any of the Loan Specified Defaults.

2                  Forbearance.  Subject to the terms and conditions set forth herein, from the Effective Date (as defined below) through the earlier of (a) the date on which the Loan Parties fail to comply with the covenants contained in Section 7 of this Agreement, (b) the date on which the “Forbearance Period” under and as defined in the Indenture Forbearance Agreement ends, and (c) the date of the commencement by the Borrower of a voluntary bankruptcy, insolvency, reorganization or other similar proceeding or the commencement of any similar non-voluntary case or proceeding with respect to the Borrower (the “Forbearance Period”), the Lenders hereby agree to forbear from exercising any and all rights or remedies available under the Loan Agreement or applicable law as a result of the Loan Specified Defaults, but only to the extent that such rights and remedies arise solely as a result of the occurrence and continuation of the Loan Specified Defaults; provided, however, that in each case, the Lenders shall be free to exercise any or all rights and remedies arising on account of any Loan Specified Default at the end of the Forbearance Period; provided further, that except as expressly set forth herein, this Agreement shall not operate as a waiver, amendment or modification of the Loan Agreement.

3                  No Waiver of Rights or Remedies.  The Lenders and the Loan Parties agree that, other than as expressly set forth herein, nothing in this Agreement, or the performance by the Lenders of their obligations hereunder, constitutes or shall be deemed to constitute a waiver of any of the rights or remedies available to the Lenders or the Loan Parties under the Loan Agreement, the Loan Documents or any applicable law, all of which are hereby reserved.

4                  Representations and Warranties of the Loan Parties.  The Loan Parties hereby represents and warrants to the Forbearing Holders that:

(a)                                                  No Default or Event of Default exists (or shall exist), to the knowledge of the Loan Parties, as of the date hereof (other than the Specified Defaults); and

(b)                                                 The execution, delivery and performance by the Loan Parties of this Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person’s organizational documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (A) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable law.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Loan Parties of this Agreement.

5                  Interest.  The Term Loans will accrue interest in accordance with the terms of the Loan Agreement, as amended by the First Amendment to Loan Agreement entered into by the parties as of the date hereof.

6                  Representation and Warranty of the Agent and the Lenders.  The Agent and the Lenders represent and warrant to the Borrower that no Default or Event of Default exists (or shall exist), to the knowledge of the Agent or such Lender, as of the date hereof (other than the Loan Specified Defaults).

7                  Covenants.

(a)          The Loan Parties shall not repay, in part or in full, any Notes that are not Forbearing Notes.

(b)         The Loan Parties shall not incur, create, issue, assume or suffer to exist any indebtedness for borrowed money other than indebtedness existing on the Effective Date, or as expressly contemplated and authorized pursuant to an exchange of the Forbearing Notes (the “Noteholder Transaction”).

(c)          The Loan Parties shall not incur, create, assume or suffer to exist any lien on any assets or properties of any Loan Party other than (i) liens existing on the Effective Date, (ii) the liens granted to the Trustee, for the benefit of the Forbearing Holders, pursuant to the a third supplement to the Indenture, and (iii) customary liens incurred in the ordinary course of business and otherwise permitted under the Loan Agreement.

(d)         The Borrower shall not actively solicit any transaction with a third party which, if consummated, would be in lieu of the Noteholder Transaction.  For the avoidance of doubt, it shall not be a forbearance termination event hereunder if the Borrower takes any action with respect to an unsolicitated transaction with a third party if the Borrower reasonably believes, following consultation with its legal counsel, that such action is advisable in order for the Borrower’s Board of Director to comply with its fiduciary duties under Delaware law.  For the avoidance of doubt, (i) any communications with a third party prior to the date hereof by the Borrower, its officers, directors, employees, agents or representatives shall not be deemed to be a solicitation of such third party for purposes hereof and (ii) nothing herein shall limit the Borrower’s right to waive any existing standstill agreement with a third party.

8                  Conditions.  The agreement of the Agent, the Lenders, and the Loan Parties hereunder shall become effective as of the date when the following conditions shall have been satisfied (the “Effective Date”):

(a)          the Agent shall have received counterparts of this Agreement duly executed by the Loan Parties; and

(b)         the Agent shall have received fully executed copies of the Indenture Forbearance Agreement (which copy may be redacted to omit confidential information concerning the Forbearing Holders from their respective signature pages), in form and substance satisfactory to the Agent in its reasonable discretion.

9                  Release.  In partial consideration of the Lenders’ willingness to enter into this Agreement, the Loan Parties hereby release the Lenders and the Agent and their officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Agreement or any other Loan Document on or prior to the date hereof.

10            Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

11            Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

12            APPLICABLE LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13            Entirety.  This Agreement and the Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement together with the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  In the event there is a conflict between this Agreement and the Loan Documents, this Agreement shall control.

14            Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15            Successors and Assigns; Transfers.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.  The Lenders may transfer all or any of the Term Loans at any time during the Forbearance Period provided that the transferee shall agree in writing with the Borrower, as a condition to such transfer, to be bound by all of the provisions of this Agreement as if they had been original signatories to this Agreement.

16            Notices.  Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

17            Waivers and Amendments.  This Agreement can be waived, modified, amended, or terminated only explicitly in a writing signed by the parties.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

18            Captions.  Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Christopher R. Gardner
Name:	Christopher R. Gardner
Title:	Chief Executive Officer

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By:	/s/ Christopher R. Gardner
Name:	Christopher R. Gardner
Title:	President

VITESSE SEMICONDUCTOR SALES CORPORATION

By:	/s/ Christopher R. Gardner
Name:	Christopher R. Gardner
Title:	President

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WHITEBOX VSC LTD., as Lender and Agent under the Loan Agreement

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director

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